UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 27, 2006

Health Net, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12718	95-4288333
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

21650 Oxnard Street, Woodland Hills, California		91367
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(818) 676-6000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 27, 2006, the Board of Directors (the "Board") of Health Net, Inc. (the "Company") approved a change to the compensation and benefit package offered to non-employee directors of the Board in respect of their service on the Board. The Company will now offer non-employee directors and their eligible dependants optional medical, dental and vision coverage, which directors can continue to utilize following their retirement from the Board. Non-employee directors will pay monthly premiums for any such coverage they elect at the same rates paid by Company employees without taking into account the Company’s subsidization of employees’ monthly premiums.

Filed as Exhibit 10.1 to this Current Report and incorporated herein by reference is a summary description of all compensation and benefit arrangements with the non-employee directors of the Board.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 27, 2006, the Board designated and appointed Ms. Vicki B. Escarra to serve as a member of the Board until her successor is duly elected and qualified. In addition, Ms. Escarra was appointed to serve on the Compensation Committee of the Board and the Governance Committee of the Board. Ms. Escarra will stand for re-election to the Board at the Company’s 2007 Annual Meeting of Stockholders.

Ms. Escarra has served as President and CEO of America’s Second Harvest – The Nation’s Food Bank Network, since March 2006. Prior thereto, Ms. Escarra had a 30-year career at Delta Air Lines, Inc. ("Delta"). Most recently, from May 2001 until October 2004, Ms. Escarra served as Delta’s Executive Vice President and Chief Marketing Officer, where she was responsible for expanding Delta’s revenue by establishing unique agreements with organizational partners, restructured the customer loyalty program and created a consumer research department to analyze brand positioning for organizational advancement. From July 1998 to May 2001, Ms. Escarra served as Delta’s Executive Vice President, Customer Service, where she was responsible for corporate customer service strategy and leading a work force of 52,000 individuals including flight attendants, call center personnel, airport personnel, cargo personnel and customer care representatives. Ms. Escarra began her career at Delta as a flight attendant, and rose through the organization in human resources, in-flight services operations, reservation sales, marketing and customer service. Ms. Escarra is also a director of A.G. Edwards Inc. and former Chair of the Board of the Atlanta Convention and Visitors Bureau.

Item 9.01 Financial Statements and Exhibits.

(d)

10.1 Certain Compensation and Benefit Arrangements With Health Net, Inc.'s Non-Employee Directors, as amended and restated on July 27, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Health Net, Inc.

July 31, 2006	By:	B. Curtis Westen

Name: B. Curtis Westen
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Certain Compensation and Benefit Arrangements With Respect to Health Net, Inc.'s Non-Employee Directors, as amended and restated July 27, 2006.